Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Radiant Logistics, Inc.

Renton, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-264498, 333-203821, and 333-179868) and Form S-8 (Nos. 333-261351, 333-190683, and 333-179869) of Radiant Logistics, Inc. of our report dated September 20, 2021, except for the effects of the restatement discussed in Note 2, as to which the date is February 27, 2023, relating to the 2021 consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Seattle, Washington

February 27, 2023